Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 28, 2020, American Public Education, Inc. (“APEI”) entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving over 18,000 students at its 24 campuses across six states and online.

Pursuant to the terms of a Membership Interest Purchase Agreement (the “Agreement”) with FAH Education, LLC (“Seller”), Rasmussen, LLC (“Rasmussen”), and Rasmussen College, LLC (a wholly owned subsidiary of Rasmussen and together with Rasmussen, the “Acquired Companies”), APEI agreed to purchase from Seller all of the units of membership interests in Rasmussen (the “Acquisition”) for $300 million in cash consideration and $29 million in shares of a new series of non-voting preferred stock of APEI (the “Preferred Stock”) to be issued at the closing of the Acquisition (the “Closing”) (or, at APEI’s election, up to an additional $29 million in cash in lieu thereof), subject to customary adjustments, including for net working capital, cash, and debt of the Acquired Companies prior to the Closing. In connection with entering into the Agreement, on October 28, 2020, APEI entered into a senior secured credit facilities commitment letter (the “Commitment Letter”), pursuant to which the commitment lender committed to provide (i) a senior secured term loan facility in the aggregate principal amount of $175 million (the “Term Facility”) and (ii) a senior secured revolving loan facility in an aggregate commitment amount of $20 million. The closing of the Acquisition is subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by the U.S. Department of Education, approval by the Higher Learning Commission, and approval of or notices to other regulatory and accrediting bodies.

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020 is based on APEI's consolidated balance sheet as of September 30, 2020 and the consolidated balance sheet of Rasmussen as of September 30, 2020.  The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020 gives pro forma effect to the Acquisition and the incurrence of the Term Facility as if completed on September 30, 2020. The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2019 and nine months ended September 30, 2020 give pro forma effect to the Acquisition and the incurrence of the Term Facility as if completed on January 1, 2019. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. APEI and Rasmussen have different fiscal year ends. Rasmussen's fiscal year end was not recast because it differs by less than 93 days from APEI's year-end.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the accompanying notes, APEI’s audited and unaudited historical financial statements and the notes thereto in its Annual Report on Form 10-K for the year-ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter-ended September 30, 2020, Rasmussen’s audited historical financial statements and the notes thereto for the year ended September 30, 2020 and September 30, 2019, and the disclosures contained in the sections titled  "Management’s Discussion and Analysis of Financial Condition and Results of Operations” of APEI’s Annual Report on Form 10-K for the year-ended December  31, 2019 and its Quarterly Report on Form 10-Q for the quarter-ended September 30, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of what APEI's and Rasmussen's combined financial condition or results of operations would have been had the Acquisition occurred or the Term Loan was incurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting, and do not purport to project the future financial condition and results of operations of APEI. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments are estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available. The pro forma condensed combined financial statements do not include the realization of future cost savings or synergies, integration-related costs to achieve those potential cost savings or restructuring charges that may occur following the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(In thousands)

	American Public Education, Inc.	Rasmussen, LLC Adjusted (Note 4)	Transaction accounting adjustments	Notes		Other transaction accounting adjustments	Notes		Pro Forma Combined

ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$228,009	$44,242	$(339,115)	6(a	)	$165,375	6(a	)	$98,511
Accounts receivable, net of allowance of $5,805 in 2020	9,560	5,597	-			-			15,157
Prepaid expenses	7,563	6,293	-			-			13,856
Income tax receivable	2,500	-	1,565	6(b	)	-			4,065
Total current assets	247,632	56,132	(337,550)			165,375			131,589

Property and equipment, net	70,930	27,161	339	6(c	)	-			98,430
Operating lease assets, net	9,377	-	38,411	6(d	)	-			47,788
Investments	10,500	-	-			-			10,500
Goodwill	26,563	66,526	204,630	6(e	)	(61,956)	6(e	)	235,763
Other assets, net	5,197	48,719	51,256	6(f	)	-			105,172
Total assets	$370,199	198,538	(42,914)			103,419			629,242

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,489	$11,807	$-			$-			$16,296
Accrued compensation and benefits	16,784	-	-			-			16,784
Accrued liabilities	10,555	4,676	5,850	6(g	)	-			21,081
Deferred revenue and student deposits	25,491	5,585	-			-			31,076
Operating lease liabilities, current	2,474	-	8,581	6(h	)	-			11,055
Current portion of long-term debt, net of DFC	-	15,239	-			(6,489)	6(i	)	8,750
Total current liabilities	59,793	37,307	14,431			(6,489)			105,042

Operating lease liabilities, long-term	6,997	-	31,961	6(j	)				38,958
Deferred income taxes	5,365	-	-						5,365
Long-term debt, net of current portion and deferred financing costs	-	45,010	-			111,615	6(k	)	156,625
Deferred rent	-	2,131	(2,131)	6(l	)				-
Fair value of interest rate swap contract	-	1,707	-			(1,707)	6(m	)	-
Other long-term liabilities	-	493	-						493
Total liabilities	72,155	86,648	44,261			103,419			306,483

Commitments and contingencies

Stockholders'/member's equity
Member's Equity	-	111,890	(111,890)	6(n	)	-			-
Preferred stock, $0.01 par value; Authorized shares - 10,000; no shares issued or outstanding	-	-	29,000	6(o	)	-			29,000
Common stock, $0.01 par value; Authorized shares - 100,000; 14,809 issued and outstanding in 2020; 15,178 issued and outstanding in 2019	148	-	-			-			148
Additional paid-in capital	193,787	-	-			-			193,787
Retained earnings	104,109	-	(4,285)	6(p	)	-			99,824
Total stockholders'/member's equity	298,044	111,890	(87,175)			-			322,759
Total liabilities and stockholders'/member's equity	$370,199	$198,538	$(42,914)			$103,419			$629,242

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(In thousands, except for per share amounts)

	American Public Education, Inc.	Rasmussen, LLC Adjusted (Note 5)	Transaction accounting adjustments	Notes		Other transaction accounting adjustments			Pro Forma Combined

Revenue	$235,876	$191,539	$-			$-			$427,415
Costs and expenses						-
Instructional costs and services	91,058	79,148	-			-			170,206
Selling and promotional	53,765	50,507	-			-			104,272
General and administrative	65,314	28,876	3,000	7(a	)	-			97,190
Loss on disposals of long-lived assets	742	-	-			-			742
Impairment of goodwill	-	-	-			-			-
Depreciation and amortization	9,955	14,967	3,638	7(b	)	-			28,560
Total costs and expenses	220,834	173,498	6,638			-			400,970
Income from operations before interest expense, interest income and income taxes	15,042	18,041	(6,638)			-			26,445
Interest expense	-	2,750	-			9,467	7(c	)	12,217
Interest income, net	1,002	75	-			-			1,077
Income from operations before income taxes	16,044	15,366	(6,638)			(9,467)			15,305
Income tax expense (benefit)	4,291	-	(197)	7(d	)	-			4,094
Equity investment loss	(2)	-	-						(2)
Net income	$11,751	$15,366	$(6,441)			$(9,467)			$11,209
Net income per common share:
Basic	$0.79								$0.75
Diluted	$0.79								$0.75
Weighted average number of shares outstanding:
Basic	14,870								14,870
Diluted	15,021								15,021

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2019 (1)
(In thousands, except for per share amounts)

	American Public Education, Inc.	Rasmussen, LLC Successor Adjusted (Note 5)	Rasmussen, LLC Predecessor Adjusted (Note 5)	Transaction accounting adjustments	Notes		Other transaction accounting adjustments			Pro Forma Combined

Revenue	$286,270	$128,844	$113,350	$-			$-			$528,464
Costs and expenses							-
Instructional costs and services	111,916	58,028	54,429				-			224,373
Selling and promotional	60,028	35,384	30,591				-			126,003
General and administrative	78,082	23,042	13,593	9,850	7(a	)	-			124,567
Loss on disposals of long-lived assets	556	-	-				-			556
Impairment of goodwill	7,336	-	-				-			7,336
Depreciation and amortization	15,596	10,688	2,319	11,910	7(b	)	-			40,513
Total costs and expenses	273,514	127,142	100,932	21,760			-			523,348
Income from operations before interest expense, interest income and income taxes	12,756	1,702	12,418	(21,760)			-			5,116
Interest expense	-	2,796	-	-			12,513	7(c	)	15,309
Interest income, net	3,908	20	279	-			-			4,207
Income from operations before income taxes	16,664	(1,074)	12,697	(21,760)			(12,513)			(5,986)
Income tax expense (benefit)	5,187	-	-	(6,788)	7(d	)	-			(1,601)
Equity investment loss	(1,464)	-	-	-			-			(1,464)
Net income	$10,013	$(1,074)	$12,697	$(14,971)			$(12,513)			$(5,849)
Net income per common share:
Basic	$0.62	-	-							$(0.36)
Diluted	$0.62	-	-							$(0.36)
Weighted average number of shares outstanding:
Basic	16,094	-	-							16,094
Diluted	16,255	-	-							16,255

(1)
The unaudited pro forma condensed combined statement of income for the 12 months ended December 31, 2019 includes the historical results of Rasmussen, LLC for the fiscal year ended September 30, 2019. We did not recast Rasmussen LLC's fiscal year end because it differs by 93 days or less than APEI's fiscal year end.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 1- Basis of presentation

APEI will account for the Acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with APEI being the accounting acquirer. ASC 805 requires, among other things, using the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures.

The pro forma adjustments reflect preliminary estimates of the fair value of the consideration transferred, the assets acquired and the liabilities assumed, which may change upon finalization of valuation studies. The final adjustments could be materially different from the pro forma adjustments presented herein. The unaudited pro forma consolidated combined statements of income includes certain accounting adjustments related to the Acquisition that are expected to have a continuing impact on the combined results, such as increased amortization of the acquired intangible assets.

Under ASC 805, acquisition-related transaction costs (such as costs of services of legal counsel, investment bankers, and accountants) are not included as a component of consideration transferred or the assets acquired. Such costs are expensed in the statements of income in the periods incurred. Transaction costs incurred prior to September 30, 2020 have been expensed and have not been eliminated in the pro forma condensed combined financial statements. Pro forma adjustments were made for transaction costs that were incurred or are expected to be incurred after September 30, 2020.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 2 - Estimated consideration and preliminary purchase price allocation

Estimated purchase consideration of approximately $329 million consists of $300 million in cash and $29 million in shares of a new series of APEI Preferred Stock to be issued at Closing (or, at APEI’s election, up to an additional $29 million in cash in lieu thereof).  Based on the estimated consideration for the Acquisition, APEI has allocated the purchase price to the following assets based on their estimated fair value. The following table summarizes the components of the estimated consideration along with preliminary purchase price allocation:

Cash	$300,000
Preferred shares	29,000
Working capital adjustment	(5,127)
Total estimated consideration to be paid	323,873

Assets acquired:
Accounts receivable	5,597
Furniture, equipment and improvements	27,500
Intangible assets	98,500
Other assets	6,691
Total assets acquired	138,288

Liabilities assumed:
Accounts payable	11,807
Accrued expenses	4,676
Deferred revenue	5,052
Other liabilities	2,080
Total liabilities assumed	23,615
Net assets acquired	114,673
Goodwill	$209,200

Note 3 - Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in APEI's audited financial statements as of and for the fiscal year ended December 31, 2019. The pro forma condensed combined financial statements may not reflect all the adjustments necessary to conform the accounting policies of Rasmussen to those of APEI as APEI is still in the process of analyzing the accounting policies of Rasmussen as compared to those of APEI.

APEI adopted ASC 842, Leases ("ASC 842") on January 1, 2019, while Rasmussen had not adopted ASC 842 as of September 30, 2020, as Rasmussen is a private company. To conform with APEI's accounting policy, pro forma adjustments were made to reflect the impact of adoption and the ongoing effects of the accounting treatment of ASC 842.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 4- APEI and Rasmussen pro forma condensed combined balance sheet reclassification adjustments

During the preparation of the pro forma condensed combined balance sheet, management performed a preliminary analysis of Rasmussen’s financial information to identify differences in accounting policies as compared to those of APEI and differences in financial statement presentation as compared to the presentation of APEI.

The following table summarizes the various reclassification adjustments made to Rasmussen’s balance sheet for the period ended September 30, 2020 to conform to APEI’s presentation.

	Rasmussen, LLC Before Reclassification	Reclassification (1)	Rasmussen, LLC as Reclassified

ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$43,680	$562	$44,242
Restricted cash	562	(562)	-
Accounts receivable, net of allowance of $5,805 in 2020	5,597	-	5,597
Prepaid expenses	4,072	2,221	6,293
Other current assets	2,221	(2,221)	-
Total current assets	56,132	-	56,132

Property and equipment, net	27,161	-	27,161
Goodwill	66,526	-	66,526
Deposits and other assets	398	(398)	-
Curriculum development costs, net of accumulated amortization of $141	1,077	(1,077)	-
Other intangible assets, net of accumulated amortization of $19,679	47,244	(47,244)	-
Other assets, net	-	48,719	48,719
Total assets	$198,538	$-	$198,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,807	$-	$11,807
Accrued liabilities	-	4,676	4,676
Deferred revenue and student deposits	-	5,586	5,586
Accrued expenses	4,676	(4,676)	-
Due to students under financial aid programs	534	(534)	-
Prepaid tuition	4,007	(4,007)	-
Deferred revenue and scholarships	1,045	(1,045)	-
Current portion of long-term debt, net of DFC	15,239	-	15,239
Total current liabilities	37,308	-	37,308

Long-term debt, net of current portion and deferred financing costs	45,010	-	45,010
Deferred rent	2,131	-	2,131
Fair value of interest rate swap contract	1,707	-	1,707
Other long-term liabilities	493	-	493
Total liabilities	86,648	-	86,648

Member's Equity	111,890	-	111,890
Total stockholders'/member's equity	111,890	-	111,890
Total liabilities and stockholders'/member's equity	$198,538	$-	$198,538

(1)	The purpose of these reclassifications is to align Rasmussen's presentation of its balance sheet to that of APEI.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 5- APEI and Rasmussen pro forma condensed combined income statement reclassification adjustments

During the preparation of the pro forma condensed combined financial information, a preliminary analysis of Rasmussen’s financial information was completed in order to identify differences in accounting policies and financial statement presentation when compared to APEI.

Rasmussen was acquired by the Seller on March 15, 2019. The consideration paid by Seller was allocated to the assets acquired and liabilities assumed based on their estimated fair values in accordance with ASC Topic 805, Business Combinations. Due to the impact of ASC Topic 805, Rasmussen’s consolidated financial statements for the fiscal year ended September 30, 2019 were presented in two distinct periods to indicate the application of the different bases of accounting between the periods presented: (1) the period up to the acquisition date, October 1, 2018 through March 15, 2019, labeled “Predecessor” and (2) the period from the acquisition date, March 16, 2019 through September 30, 2019, labeled “Successor”.

The following table illustrates the effect of various reclassification adjustments made to Rasmussen’s income statements for the nine month period ended September 30, 2020, Predecessor period from October 1, 2018 to March 15, 2019, and Successor period from March 16, 2019 to September 30, 2019 to conform to APEI’s presentation.

	Rasmussen, LLC Successor March 16, 2019 to September 30, 2019 Before Reclassification	Reclassification (1)	Rasmussen, LLC Successor Adjusted

Revenue	$128,844	$-	$128,844
Costs and expenses
Instructional costs and services		58,028	58,028
Instructional	58,028	(58,028)	-
Selling and promotional	-	35,384	35,384
General and administrative	23,042	-	23,042
Admissions	35,384	(35,384)	-
Depreciation and amortization	10,688	-	10,688
Total costs and expenses	127,142	-	127,142
Income from operations before interest income and income taxes	1,702	-	1,702
Investment income	20	(20)	-
Interest income	-	20	20
Interest expense	2,796	-	2,796
Net income	$(1,074)	$-	$(1,074)

(1)	The purpose of these reclassifications is to align Rasmussen's presentation of its income statement to that of APEI.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

	Rasmussen, LLC Predecessor October 1, 2018 to March 15, 2019 Before Reclassification	Reclassification (1)	Rasmussen, LLC Predecessor Adjusted

Revenue	$113,350	$-	$113,350
Costs and expenses
Instructional costs and services		54,429	54,429
Instructional	54,429	(54,429)	-
Selling and promotional	-	30,591	30,591
General and administrative	13,175	418	13,593
Admissions	30,591	(30,591)	-
Stock compensation expense	418	(418)	-
Depreciation and amortization	2,319	-	2,319
Total costs and expenses	100,932	-	100,932
Income from operations before interest and income taxes	12,418	-	12,418
Investment income	279	(279)	-
Interest income		279	279
Net income	$12,697	$-	$12,697

(1) The purpose of these reclassifications is to align Rasmussen's presentation of its income statement to that of APEI.

	Rasmussen, LLC Nine months ended September 30, 2020	Reclassification (1)	Rasmussen, LLC Adjusted

Revenue	$191,539	$-	$191,539
Costs and expenses
Instructional costs and services	-	79,148	79,148
Instructional	79,148	(79,148)	-
Selling and promotional	-	50,507	50,507
General and administrative	34,269	(5,393)	28,876
Admissions	50,507	(50,507)	-
Depreciation and amortization	9,574	5,393	14,967
Total costs and expenses	173,498	-	173,498
Income from operations before interest and income taxes	18,041	-	18,041
Investment income	75	(75)	-
Interest income	-	75	75
Interest expense	2,750	-	2,750
Net income	$15,366	$-	$15,366

(1) The purpose of these reclassifications is to align Rasmussen's presentation of its income statement to that of APEI.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 6- Transaction accounting adjustments and other transaction accounting adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

This note should be read in conjunction with Note 1- Basis of Presentation, Note 2-Preliminary Purchase Price Allocation; and Note 7-Transaction accounting adjustments and other transaction accounting adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income for the nine month period ended September 30, 2020 and for the year ended December 31, 2019. Adjustments included in the column under the heading 'Transaction Accounting Adjustments' represent the following:

		Transaction accounting adjustments	Other transaction accounting adjustments
Assets
(6a)	Adjustments to cash, cash equivalents, and restricted cash to reflect the flow of funds related to the Acquisition:
	Adjustment for new debt to finance the acquisition	$-	$175,000
	Adjustment for deferred financing costs on new debt	-	(9,625)
	Removal of Rasmussen's cash balance at close	(44,242)
	Issuance of preferred stock	29,000
	Purchase price less working capital adjustment	(323,873)
		(339,115)	165,375

(6b)	Adjustment to reflect the income tax effect of the estimated, non-recurring transaction costs expected to be incurred in order to close the Acquisition	1,565	-
6(c)	Adjustment to step-up the value Rasmussen's property and equipment	339	-
6(d)	Adjustment to reflect Rasmussen's adoption of ASC 842	38,411	-
6(e)	Adjustments to goodwill:
	To eliminate Rasmussen's historical goodwill	(66,526)	(61,956)
	To record goodwill determined as the preliminary acquisition consideration paid to effect the Acquisition in excess of the estimated fair value of the net assets acquired	271,156	-
		204,630	(61,956)
6(f)	Adjustments to other assets, net
	To eliminate Rasmussen's intangible assets	(47,244)	-
	Record intangible assets acquired (1)	98,500	-
		51,256	-
	Total adjustments to assets	$(42,914)	$103,419
Liabilities
6(g)	Estimated transaction costs expected to be incurred in order to close the Acquisition	$5,850	$-
6(h)	Establish Rasmussen's operating lease liabilities, current to reflect adoption of ASC 842	8,581	-
6(i)	Adjustments to the current portion of long-term debt, net of DFC
	Removal of the current portion of Rasmussen's debt	-	(15,239)
	Adjustment for new debt to fund the Acquisition	-	8,750
		-	(6,489)
6(j)	Establish Rasmussen's operating lease liabilities, long-term to reflect adoption of ASC 842	31,961
6(k)	Adjustments to long-term debt
	Removal of Rasmussen's long-term debt	-	(45,010)
	Adjustment for new debt to fund the Acquisition ($175,000 less the current portion of $8,750)	-	166,250
	Adjustment for deferred financing costs on the new debt	-	(9,625)
		-	111,615
6(l)	Removal of Rasmussen's historical deferred rent	(2,131)	-
6(m)	Removal of Rasmussen's interest rate swap	-	(1,707)
	Total adjustments to liabilities	$44,261	$103,419
Stockholders' Equity
6(n)	To eliminate Rasmussen's historical equity	$(111,890)	$-
6(o)	To record the preferred stock of APEI issued at Closing	29,000	-
6(p)	Reduce retained earnings for after tax transaction costs	(4,285)	-
	Total adjustments to stockholders' equity	$(87,175)	$-

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share amounts)

Note 7 - Transaction accounting adjustments and other transaction accounting adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income for the nine month period ended September 30, 2020 and for the year ended December 31, 2019

This note should be read in conjunction with Note 1- Basis of Presentation, Note 2-Preliminary Purchase Price Allocation; and Note 6-Transaction accounting adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020. Adjustments included in the column under the heading 'Transaction Accounting Adjustments' represent the following:

		Nine months ended September 30, 2020	Year ended December 31, 2019
Expenses
7(a)	Transaction accounting adjustments to general and administrative expenses:
	Represents the estimated compensation expense of employees of the Seller that will be retained by APEI post acquisition	$3,000	$4,000
	Represents the non-recurring transaction costs incurred by APEI subsequent to September 30, 2020 and expected to be incurred in order to close the Acquisition	-	5,850

	Total adjustments to general and administrative expenses	$3,000	$9,850

7(b)	Transaction accounting adjustments to depreciation and amortization expense
	Elimination of Rasmussen's amortization on intangibles	$(9,574)	$(6,914)
	Amortization of Rasmussen's intangibles at stepped up value	14,563	19,417
	Elimination of Rasmussen's depreciation expense on property and equipment	(5,393)	(5,983)
	Depreciation expense of Rasmussen's property and equipment at stepped up value	4,042	5,390
	Total adjustments to depreciation and amortization expense	$3,638	$11,910

7(c)	Other transaction accounting adjustments to interest expense:
	Elimination of interest expense on Rasmussen's debt	$(2,892)	$(2,796)
	Interest expense on new debt (1)	11,156	14,875
	Elimination of deferred financing costs-outstanding on Rasmussen's debt	-	(1,170)
	Amortization of new debt issuance costs	1,203	1,604
	Total adjustments to interest income (expense), net	$9,467	$12,513

7(d)	Transaction accounting adjustments to income tax expense:
	To adjust for pro forma income tax expense that was calculated using APEI's effective tax rate of 26.75%	$(197)	$(6,788)

(1)    Interest expense was calculated to be 8.5% (adjusted LIBOR plus 7.5%, adjusted LIBOR not being less than 1%). If the interest rate was increased or decreased by 100 bps, pro forma net income for the nine months ended September 30, 2020 would change by $961 and pro forma net income for the year ended December 31, 2019 would change by $1,281.